Exhibit 99.1

Investors and Media:

Andy Kellogg & Kory Kutzke

(630) 824-1987

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES FIRST QUARTER 2019 RESULTS

•	Net income attributable to SXCP was $4.5 million in the current period compared to $12.2 million in the prior year period

•	Operating cash flow was $25.7 million in the current period compared to $66.1 million in the prior year period

•	Adjusted EBITDA attributable to SXCP was $46.9 million down $1.8 million versus the prior year period

•	Declared first quarter 2019 distribution of $0.40 per unit

•	Reaffirm full-year 2019 Adjusted EBITDA attributable to SXCP guidance range of $215 million to $225 million

Lisle, Ill. (April 24, 2019)—SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported results for the first quarter 2019.

“I would like to thank all our SunCoke employees for their commitment and dedication throughout the quarter despite facing adverse weather conditions, which impacted operations across our business during the quarter,” said Mike Rippey, Chairman, President and Chief Executive Officer of SunCoke Energy Partners, L.P.

FIRST QUARTER RESULTS

	Three Months Ended March 31,
(Dollars in millions)	2019	2018	Increase (Decrease)
Revenues	$230.4	$214.8	$15.6
Adjusted EBITDA(1)	$47.7	$49.5	$(1.8)
Net income attributable to SXCP	$4.5	$12.2	$(7.7)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues in first quarter 2019 increased $15.6 million from the prior year period, primarily reflecting the pass-through of higher coal prices in our Domestic Coke segment.

Adjusted EBITDA in the quarter decreased $1.8 million, primarily driven by adverse weather conditions, which impacted both our Domestic Coke and Logistics segments.

Net income attributable to SXCP in the first quarter 2019 was $4.5 million, down $7.7 million versus the prior year period. The decrease in the current period was driven by the operating results discussed above and higher depreciation expense driven by revisions in estimated useful lives of certain assets in our Domestic Coke segment made during the third quarter 2018.

FIRST QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Haverhill, Middletown and Granite City cokemaking facilities, located in Franklin Furnace and Middletown, Ohio, and Granite City, Illinois, respectively.

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2019	2018	Increase (Decrease)
Revenues	$204.8	$190.0	$14.8
Adjusted EBITDA(1)	$39.3	$40.3	$(1.0)
Sales Volume (thousands of tons)	570	568	2
Adjusted EBITDA per ton(2)	$68.95	$70.95	$(2.00)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues increased $14.8 million primarily reflecting the pass-through of higher coal prices.

Adjusted EBITDA decreased driven by lower coal-to-coke yields primarily due to the impact from heavy rainfalls, which elevated coal moisture levels. This decrease was partially offset by a $1.0 million benefit from the timing of planned outage costs.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates operated by SXCP at our Convent Marine Terminal (“CMT”), Lake Terminal and Kanawha River Terminals (“KRT”).

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2019	2018	Increase (Decrease)
Revenues	$25.6	$24.8	$0.8
Intersegment sales	$2.0	$1.7	$0.3
Adjusted EBITDA(1)	$12.5	$13.4	$(0.9)
Tons handled (thousands of tons)(2)	5,501	5,531	(30)
CMT take-or-pay shortfall tons (thousands of tons)(3)	669	172	497

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.
(3)	Reflects tons billed under take-or-pay contracts where services have not yet been performed.

Revenues were reasonably consistent with prior year period. Adjusted EBITDA decreased by $0.9 million, driven primarily by incremental high water costs at CMT during the current period.

Corporate and Other

Corporate and other expenses were $4.1 million in the first quarter 2019, which was comparable with the prior year period of $4.2 million.

2019 OUTLOOK

Our 2019 guidance is as follows:

•	Adjusted EBITDA attributable to SXCP is expected to be between $215 to $225 million

•	Distributable Cash Flow expect to be between $93 to $108 million

•	Capital expenditures are projected to be between $55 to $60 million, expect $6 million related to completing our Granite City gas sharing project

SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has approximately 55 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any loss on extinguishment of debt, changes to our contingent consideration liability related to our acquisition of CMT and/or transaction costs incurred as part of the Simplification Transaction. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under accounting principles generally accepted in the U.S. (“GAAP”) and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•

Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Logistics deferred revenue, less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Distributable Cash Flow Coverage Ratio equals Distributable Cash Flow divided by estimated distributions to the limited and general partners.

•

Operating Cash Flow Coverage Ratio equals net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

•

Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•

Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

IMPORTANT NOTICE TO INVESTORS

SXCP and SXC previously have announced the execution of a definitive merger agreement for the acquisition by SXC of all publicly held common units of SXCP. SXC has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a draft joint prospectus/consent statement/proxy statement of SXC and SXCP. Once the SEC has completed its review of this filing and declared it effective, SXC and SXCP security holders are urged to read the definitive joint prospectus/consent statement/proxy statement and other documents filed with the SEC regarding the proposed transaction carefully and in their entirety when they become available because they will contain important information. Investors may obtain a free copy of the draft joint prospectus/consent statement/proxy statement at any time and will be able to obtain a free copy of the definitive joint prospectus/consent statement/proxy statement when it becomes available, as well as other filings containing information about the proposed transaction, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the definitive joint prospectus/consent statement/proxy statement when it becomes available, as well as copies of the filings with the SEC that will be incorporated by reference in such definitive joint prospectus/consent statement/proxy statement, can be obtained, without charge by directing a request either to SXC, 1011 Warrenville Road, 6th Floor, Lisle, IL 60532 USA, Attention: Investor Relations or to SXCP, 1011 Warrenville Road, 6th Floor, Lisle, IL 60532 USA, Attention: Investor Relations.

The respective directors and executive officers of SXC and SXCP may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934 as amended) in respect of the proposed transaction. Information about SXC’s directors and executive officers is available in SXC’s annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 15, 2019. Information about SXCP’s directors and executive officers is available in SXCP’s annual report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 15, 2019. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint definitive prospectus/consent statement/proxy statement, when available, and other relevant materials filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

SunCoke Energy Partners, L.P.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$230.4	$214.8

Costs and operating expenses
Cost of products sold and operating expenses	174.1	157.1
Selling, general and administrative expenses	8.7	8.2
Depreciation and amortization expense	28.4	21.5

Total costs and operating expenses	211.2	186.8

Operating income	19.2	28.0
Interest expense, net	14.4	15.0

Income before income tax (benefit) expense	4.8	13.0
Income tax (benefit) expense	(0.1)	0.3

Net income	4.9	12.7
Less: Net income attributable to noncontrolling interests	0.4	0.5

Net income attributable to SunCoke Energy Partners, L.P.	$4.5	$12.2

General partner’s interest in net income	$0.1	$0.3
Limited partners’ interest in net income	$4.4	$11.9
Net income per common unit (basic and diluted)	$0.10	$0.26
Weighted average common units outstanding (basic and diluted)	46.2	46.2

SunCoke Energy Partners, L.P.

Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	(Unaudited)
	(Dollars in millions)
Assets
Cash	$2.7	$12.6
Receivables	61.4	48.8
Receivables from affiliate, net	—	3.1
Inventories	104.6	79.0
Other current assets	3.0	1.0

Total current assets	171.7	144.5

Properties, plants and equipment (net of accumulated depreciation of $521.7 million and $499.9 million at March 31, 2019 and December 31, 2018, respectively)	1,233.0	1,245.1
Goodwill	73.5	73.5
Other intangible assets, net	153.2	155.8
Deferred charges and other assets	2.4	0.2

Total assets	$1,633.8	$1,619.1

Liabilities and Equity
Accounts payable	$78.3	$68.8
Accrued liabilities	13.1	13.5
Deferred revenue	7.5	3.0
Current portion of long-term debt and financing obligation	2.8	2.8
Interest payable	16.3	3.2
Payable to affiliate, net	2.7	—

Total current liabilities	120.7	91.3

Long-term debt and financing obligation	788.3	793.3
Deferred income taxes	115.6	115.7
Other deferred credits and liabilities	13.2	12.1

Total liabilities	1,037.8	1,012.4

Equity
Held by public:
Common units (issued 17,727,249 units at both March 31, 2019 and December 31, 2018, respectively)	188.7	194.1
Held by parent:
Common units (issued 28,499,899 units at both March 31, 2019 and December 31, 2018, respectively)	342.9	351.6
General partner’s interest	53.0	49.3

Partners’ capital attributable to SunCoke Energy Partners, L.P.	584.6	595.0
Noncontrolling interest	11.4	11.7

Total equity	596.0	606.7

Total liabilities and equity	$1,633.8	$1,619.1

SunCoke Energy Partners, L.P.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$4.9	$12.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	28.4	21.5
Deferred income tax expense	(0.1)	0.4
Changes in working capital pertaining to operating activities:
Receivables	(12.6)	(5.6)
Receivables/payables from affiliate, net	5.8	5.7
Inventories	(25.6)	(0.3)
Accounts payable	9.3	20.9
Accrued liabilities	(0.6)	(3.0)
Deferred revenue	4.5	1.9
Interest payable	13.1	12.8
Other	(1.4)	(0.9)

Net cash provided by operating activities	25.7	66.1

Cash Flows from Investing Activities:
Capital expenditures	(13.4)	(10.6)

Net cash used in investing activities	(13.4)	(10.6)

Cash Flows from Financing Activities:
Repayment of financing obligation	(0.7)	(0.6)
Proceeds from revolving credit facility	60.7	53.5
Repayment of revolving credit facility	(65.7)	(53.5)
Distributions to unitholders (public and parent)	(18.9)	(29.5)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(0.7)	(0.5)
Capital contributions from SunCoke	4.0	10.0
Other financing activities	(0.9)	—

Net cash used in financing activities	(22.2)	(20.6)

Net (decrease) increase in cash and cash equivalents	(9.9)	34.9
Cash and cash equivalents at beginning of period	12.6	6.6

Cash and cash equivalents at end of period	$2.7	$41.5

Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of $1.2 million and $0.5 million, respectively	$0.4	$1.5
Income taxes paid	$—	$1.3

SunCoke Energy Partners, L.P.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$204.8	$190.0
Logistics	25.6	24.8
Logistics intersegment sales	2.0	1.7
Elimination of intersegment sales	(2.0)	(1.7)

Total sales and other operating revenues	$230.4	$214.8

Adjusted EBITDA(1):
Domestic Coke	$39.3	$40.3
Logistics	12.5	13.4
Corporate and Other	(4.1)	(4.2)

Total Adjusted EBITDA	$47.7	$49.5

Coke Operating Data:
Domestic Coke capacity utilization	101%	98%
Domestic Coke production volumes (thousands of tons)	572	554
Domestic Coke sales volumes (thousands of tons)	570	568
Domestic Coke Adjusted EBITDA per ton(2)	$68.95	$70.95
Logistics Operating Data:
Tons handled (thousands of tons)(3)	5,501	5,531
CMT take-or-pay shortfall tons (thousands of tons)(4)	669	172

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.
(4)	Reflects tons billed under take-or-pay contracts where services have not yet been performed.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income and Net Cash Provided by Operating Activities

to Adjusted EBITDA

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Net income	$4.9	$12.7
Add:
Depreciation and amortization expense	28.4	21.5
Interest expense, net	14.4	15.0
Income tax (benefit) expense	(0.1)	0.3
Simplification Transaction costs	0.5	—
Contingent consideration adjustments(1)	(0.4)	—

Adjusted EBITDA	$47.7	$49.5
Subtract:
Adjusted EBITDA attributable to noncontrolling interest(2)	0.8	0.8

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$46.9	$48.7

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Net cash provided by operating activities	$25.7	$66.1
Add:
Cash interest paid, net of capitalized interest	0.4	1.5
Cash income tax paid	—	1.3
Changes in working capital(3)	19.2	(19.6)
Contingent consideration adjustments(1)	(0.4)	—
Simplification Transaction costs	0.5	—
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	2.3	0.2

Adjusted EBITDA	$47.7	$49.5
Subtract:
Adjusted EBITDA attributable to noncontrolling interest(2)	0.8	0.8

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$46.9	$48.7

(1)

In connection with the CMT acquisition, the Partnership entered into a contingent consideration arrangement that requires the Partnership to make future payments to the seller based on future volume over a specified threshold, price and contract renewals. Contingent consideration adjustments in 2019 were primarily the result of modifications to the volume forecast.

(2)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(3)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Operating Activities to

Distributable Cash Flow

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Net Income	$4.9	$12.7
Add:
Depreciation and amortization expense	28.4	21.5
Interest expense, net	14.4	15.0
Income tax (benefit) expense	(0.1)	0.3
Contingent consideration adjustments	(0.4)	—
Simplification Transaction costs	0.5	—
Logistics volume shortfall billings(1)	3.9	1.2
Subtract
Ongoing capex (SXCP Share)	7.7	5.0
Replacement capex accrual	1.9	1.9
Cash interest accrual	14.9	14.9
Cash income tax accrual(2)	0.3	0.6
Adjusted EBITDA attributable to noncontrolling interest(3)	0.8	0.8

Distributable cash flow	$26.0	$27.5

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions)
Net cash provided by operating activities	$25.7	$66.1
Add:
Cash interest paid, net of capitalized interest	0.4	1.5
Cash income tax paid	—	1.3
Changes in working capital(4)	19.2	(19.6)
Logistics volume shortfall billings(1)	3.9	1.2
Simplification Transaction costs	0.5	—
Contingent consideration adjustments	(0.4)	—
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	2.3	0.2
Subtract:
Ongoing capex (SXCP share)	7.7	5.0
Replacement capex accrual	1.9	1.9
Cash interest accrual	14.9	14.9
Cash income tax accrual(2)	0.3	0.6
Adjusted EBITDA attributable to noncontrolling interest(3)	0.8	0.8

Distributable cash flow	$26.0	$27.5

Quarterly cash distribution declared in the period	$18.9	$18.9
Operating cash flow coverage ratio(5)	1.36	3.50
Distribution coverage ratio(6)	1.38	1.46

(1)

Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow.

(2)	Cash tax impact from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.
(3)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(4)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.
(5)

Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

(6)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2019 Consolidated Adjusted EBITDA

	2019
	Low	High
	(Dollars in millions)
Net Income	$46	$61
Add:
Depreciation and amortization expense	110	105
Interest expense	60	60
Income tax expense	2	3

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

	2019
	Low	High
	(Dollars in millions)
Net cash provided by operating activities	$145	$160
Add:
Cash interest paid, net of capitalized interest	60	60
Cash income tax paid	2	3
Changes in working capital and other(2)	11	6

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(2)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2019 Distributable Cash Flow

	2019
	Low	High
Net Income	$46	$61
Add:
Depreciation and amortization expense	110	105
Interest expense	60	60
Income tax expense	2	3
Subtract:
Ongoing capex (SXCP share)	53	48
Replacement capex accrual	8	8
Cash interest accrual	60	60
Cash tax accrual	1	1
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Distributable Cash Flow	$93	$108

	2019
	Low	High
Net cash provided by operating activities	$145	$160
Add:
Cash Interest paid, net of capitalized interest	60	60
Cash Income tax paid	2	3
Changes in working capital(2)	11	6
Subtract:
Ongoing capex (SXCP share)	53	48
Replacement capex accrual	8	8
Cash interest accrual	60	60
Cash tax accrual	1	1
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Distributable Cash Flow	$93	$108

Estimated distributions(3)	$76	$76
Operating cash flow coverage ratio(4)	1.92x	2.12x
Distribution cash coverage ratio(5)	1.23x	1.43x

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(2)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable.
(3)	Estimated distributions assumes distributions are held constant at $0.40 per unit each quarter.
(4)

Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

(5)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.